SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 23, 2002



                         WEBSTER FINANCIAL CORPORATION.
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             (Exact name of registrant as specified in its charter)



           DELAWARE                     0-15213                06-1187536
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 (State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)               File Number)         Identification No.)



                   WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702
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                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (203) 753-2921
                                                           --------------



                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
         -------------

                  Webster Financial Corporation ("Webster" or the "Company") announced today that it has completed its review of the carrying value of all of its goodwill and other intangible assets in compliance with the requirements of Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets." As a result of the review, the Company determined that a portion of the goodwill related to its investment in Webster D&P Holdings, Inc ("Duff & Phelps") was impaired, and has taken a one-time transitional charge of $11.2 million or $7.3 million after taxes. The charge, will be taken effective January 1, 2002 and will be included in the six months ended June 30, 2002 consolidated statement of income in Webster's second quarter earnings release in accordance with the transitional rules under SFAS No. 142.

                  In accordance with SFAS 142, Webster performed an evaluation of all its $320 million of intangible assets at January 1, 2002. These intangibles resulted from the completion of 24 acquisitions in the last 12 years and included $223 million of goodwill, $76 million of core deposit intangibles and $21 million of other intangibles. The evaluation process resulted in the identification of impairment in a portion of the goodwill recorded in the Duff & Phelps transaction. There was no impairment noted in the goodwill recorded related to other transactions. The imputed value of Duff & Phelps has been impacted by the extremely challenging business environment and especially by the slowdown in mergers and acquisitions activity, which comprised a significant portion of Duff & Phelps revenues at the date of Webster's purchase. As a result of the charge, at June 30, 2002 the carrying value of Duff & Phelps goodwill was $7.1 million. Additionally, at June 30, 2002 Webster had outstanding loans to Duff & Phelps LLC totaling $5.7 million.

                  In November 2000, Webster, through its newly formed subsidiary Webster D&P Holdings, Inc., acquired a 65% interest in Duff & Phelps, LLC which interest today amounts to 72%. Duff & Phelps services customers through its regional offices in Chicago, New York, Los Angeles and Seattle, providing expertise in private placements, fairness opinions, middle-market mergers and acquisitions, valuations, ESOP, and ERISA advisory services and special advisory services to public and private companies. Total revenues for the year 2001 were $15.6 million compared to $18.2 million in 2000, $1.3 million of which were recorded subsequent to the November 2000 purchase. Total revenues for both the six months ended June 30, 2002 and the six months ended June 30, 2001, were $8.3 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ----------------------------------

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

         Not applicable.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WEBSTER FINANCIAL CORPORATION.
                                    ------------------------------
                                    (Registrant)



                                       /s/ William J. Healy
                                    ------------------------------
                                    William J. Healy
                                    Executive Vice President and
                                    Chief Financial Officer





Date: July 23, 2002